US Ecology Announces Second Quarter 2013 Results

Record Quarterly Operating Income Up 13%; Record Adjusted EBITDA Up 10%

BOISE, ID -- (Marketwired - July 29, 2013) - US Ecology, Inc. (NASDAQ: ECOL) ("the Company") today reported financial results for the quarter and six-months ended June 30, 2013.

Net income for the second quarter of 2013 was $7.2 million, or $0.39 per diluted share, up from $6.4 million, or $0.35 per diluted share, in the second quarter of 2012. Excluding foreign currency translation gains and losses and business development expenses, adjusted earnings per diluted share grew 13% to $0.44 in the second quarter of 2013, up from $0.39 in the second quarter of 2012. Operating income for the second quarter of 2013 was a record $12.4 million, up 13% from $11.0 million in the second quarter last year.

Adjusted EBITDA for the second quarter of 2013 was a record $16.9 million, up 10% from $15.4 million in the same period last year. A reconciliation of earnings per diluted share to adjusted earnings per diluted share and net income to adjusted EBITDA is attached as Exhibit A to this release.

Total revenue for the second quarter of 2013 was $45.8 million, up 15% from $40.0 million in the same quarter last year. Treatment and disposal ("T&D") revenue increased 8% quarter over quarter. Transportation revenue increased 76% quarter over quarter. Excluding US Ecology Michigan, which was acquired on May 31, 2012, T&D revenue growth in the quarter reflected a 7% increase in project-based Event Business revenue and a 5% increase in recurring Base Business revenue compared to the second quarter last year.

Total quarterly waste volume disposed or processed at our Idaho, Michigan, Nevada, Texas and Quebec facilities was 253,000 tons in the second quarter of 2013, down 3% from 261,000 tons in the second quarter of 2012. Average selling price ("ASP") for the second quarter of 2013 increased 13% compared to the same quarter last year on a more favorable service mix.

For the second quarter of 2013, gross profit was $18.9 million, up 9% from $17.3 million in the second quarter of 2012. Total gross margin was 41% in the second quarter of 2013 compared to 43% in the second quarter of 2012. T&D gross margin for the second quarter of 2013 was 49%, up from 48% in the second quarter of 2012.

Selling, general and administrative ("SG&A") expense for the second quarter of 2013 was $6.5 million, or 14% of revenue, compared to $6.4 million, or 16% of revenue in the same quarter last year.

The Company's effective income tax rate for the second quarter of 2013 was 35.0%, down from 38.6% for the second quarter of 2012. This decrease reflects a higher proportion of earnings from our Canadian operations, which are taxed at a lower corporate tax rate, partially offset by higher U.S. state income taxes.

At June 30, 2013, cash on hand was $4.0 million. Total borrowings on our lines of credit were $43.0 million, down from $45.0 million at December 31, 2012. At June 30, 2013, $42.4 million was available for future borrowings.

"Continued, strong market conditions and operational efficiency drove record operating income and adjusted EBITDA," commented Executive Vice President and Chief Financial Officer Eric Gerratt. "More favorable service mix, improved pricing and strong commercial Event Business growth more than offset a decline in government business. Recurring Base Business revenue also showed solid growth, in-line with our expectations."

Year-To-Date Results

Total revenue for the first six months of 2013 was $88.7 million, up 21% from $73.0 million for the first six months of 2012. T&D revenue increased 14% for the first six months of 2013 compared to the same period in 2012. Transportation revenue increased 92% for the first six months of 2013 compared to the same period last year. Excluding US Ecology Michigan, T&D revenue growth in the first six months of 2013 reflected a 25% increase in project-based Event Business revenue and a 1% increase in recurring Base Business revenue compared to the first six months of 2012.

Total quarterly waste volume disposed or processed at our Idaho, Michigan, Nevada, Texas and Quebec facilities was 476,000 tons in the first six months of 2013, equal to the same period in 2012. Average selling price ("ASP") for the first six months of 2013 increased 15% compared to the first six months of 2012, reflecting a higher proportion of treated waste in the first six months of 2013.

For the first six months of 2013, gross profit was $34.3 million, up 17% from $29.4 million in the first six months of 2012. Total gross margin was 39% in the first six months of 2013 compared to 40% in the prior year period. T&D gross margin for the first six months of 2013 was 46%, up from 45% in the first six months of 2012.

SG&A expense for the first six months of 2013 was $12.2 million, or 14% of revenue, compared to $12.0 million, or 16% of revenue in the same period last year.

Operating income for the first six months of 2013 was $22.1 million, up 27% from $17.4 million for the first six months of 2012.

Adjusted EBITDA for the first six months of 2013 was $30.8 million, 19% above the $26.0 million posted in the same period last year. A reconciliation of net income to adjusted EBITDA is attached as Exhibit A to this release.

Our effective income tax rate for the first six months of 2013 was 35.9%, down from 38.8% for the first six months of 2012. This decrease reflects a higher proportion of earnings from our Canadian operations, which are taxed at a lower corporate tax rate, partially offset by higher U.S. state income taxes.

Net income for the first six months of 2013 was $12.6 million, or $0.68 per diluted share, up from $10.9 million, or $0.60 per diluted share, for the first six months of 2012. Excluding foreign currency translation gains and losses and business development expenses, adjusted earnings per diluted share grew 27% to $0.76 for the first six months of 2013, up from $0.60 for the first six months of 2012. A reconciliation of earnings per diluted share to adjusted earnings per diluted share is attached as Exhibit A to this release.

2013 Update and Outlook

"Solid waste volumes, a favorable mix of higher margin niche business and continued operational excellence combined to produce another record quarter and strong first half 2013 results," commented President and Chief Executive Officer, Jeff Feeler. "Our Event Business growth was driven by strong commercial activity, more than offsetting expected softness in government business. Our pipeline for Event Business remains healthy, with a number of projects currently shipping and a series of new opportunities slated for the second half of 2013. This, combined with solid growth in our Base Business and demand for our thermal recycling services, puts the Company on track for a strong finish to 2013 and financial results towards the upper end our previous guidance range of $1.45 to $1.55 diluted earnings per share, excluding any foreign currency gains or losses and business development expense, and $62 to $65 million of Adjusted EBITDA."

Dividend

On July 1, 2013, the Company declared a quarterly dividend of $0.18 per common share for stockholders of record on July 17, 2013. The $3.3 million dividend is to be paid on July 25, 2013.

Conference Call

US Ecology, Inc. will hold an investor conference call on Tuesday, July 30, 2013 at 10 a.m. Eastern Daylight Time (8:00 a.m. Mountain Daylight Time) to discuss these results and its current financial position and business outlook. Questions will be invited after management's presentation. Interested parties can join the conference call by dialing 866-713-8563 or 617-597-5311 and using the passcode 96536035. The conference call will also be broadcast live on our website at www.usecology.com. An audio replay will be available through August 7, 2013 by calling 888-286-8010 or 617-801-6888 and using the passcode 96728890. The replay will also be accessible on our website at www.usecology.com.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2013 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.'s December 31, 2012 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

                              US ECOLOGY, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                   (in thousands, except per share data)
                                (unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Revenue                          $  45,777  $  39,980  $  88,676  $  72,993
Direct operating costs              19,759     18,633     40,843     36,271
Transportation costs                 7,090      4,021     13,523      7,320
                                 ---------  ---------  ---------  ---------

Gross profit                        18,928     17,326     34,310     29,402

Selling, general and
 administrative expenses             6,519      6,366     12,245     11,971
                                 ---------  ---------  ---------  ---------
Operating income                    12,409     10,960     22,065     17,431

Other income (expense):
  Interest income                        2          4          7          9
  Interest expense                    (222)      (204)      (443)      (428)
  Foreign currency gain (loss)      (1,193)      (921)    (2,131)       170
  Other                                 94        522        191        602
                                 ---------  ---------  ---------  ---------
    Total other income (expense)    (1,319)      (599)    (2,376)       353

Income before income taxes          11,090     10,361     19,689     17,784
Income tax expense                   3,880      3,999      7,073      6,899
                                 ---------  ---------  ---------  ---------
Net income                       $   7,210  $   6,362  $  12,616  $  10,885
                                 =========  =========  =========  =========

Earnings per share:
    Basic                        $    0.39  $    0.35  $    0.69  $    0.60
    Diluted                      $    0.39  $    0.35  $    0.68  $    0.60

Shares used in earnings
per share calculation:
    Basic                           18,401     18,228     18,362     18,223
    Diluted                         18,483     18,264     18,446     18,259

Dividends paid per share         $    0.18  $    0.18  $    0.18  $    0.36
                                 =========  =========  =========  =========

                              US ECOLOGY, INC.
                        CONSOLIDATED BALANCE SHEETS
                               (in thousands)
                                (unaudited)

                                                   June 30,    December 31,
                                                     2013          2012
                                                 ------------  ------------
Assets

Current Assets:
  Cash and cash equivalents                      $      3,982  $      2,120
  Receivables, net                                     34,235        33,947
  Income tax receivable                                   787             -
  Prepaid expenses and other current assets             3,847         3,161
  Deferred income taxes                                   799         1,276
                                                 ------------  ------------
    Total current assets                               43,650        40,504

Property and equipment, net                           113,294       109,792
Restricted cash                                         4,111         4,111
Intangible assets, net                                 37,945        40,771
Goodwill                                               21,917        23,105
Other assets                                              426           411
                                                 ------------  ------------
Total assets                                     $    221,343  $    218,694
                                                 ============  ============

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                               $      4,484  $      6,333
  Deferred revenue                                      5,381         3,919
  Accrued liabilities                                   7,506         7,322
  Accrued salaries and benefits                         5,040         7,570
  Income tax payable                                      972           426
  Current portion of closure and post-closure
   obligations                                            937         1,913
                                                 ------------  ------------
    Total current liabilities                          24,320        27,483

Long-term closure and post-closure obligations         16,315        15,449
Reducing revolving line of credit                      43,000        45,000
Other long-term liabilities                                88           114
Unrecognized tax benefits                                 474           467
Deferred income taxes                                  15,338        18,159
                                                 ------------  ------------
  Total liabilities                                    99,535       106,672

Contingencies and commitments

Stockholders' Equity
  Common stock                                            185           184
  Additional paid-in capital                           65,603        63,969
  Retained earnings                                    57,725        48,424
  Treasury stock                                         (404)       (1,183)
  Accumulated other comprehensive income (loss)        (1,301)          628
                                                 ------------  ------------
    Total stockholders' equity                        121,808       112,022
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    221,343  $    218,694
                                                 ============  ============

                              US ECOLOGY, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)
                                (unaudited)

                                                      Six Months Ended
                                                          June 30,
                                                 --------------------------
                                                     2013          2012
                                                 ------------  ------------
Cash Flows From Operating Activities:
  Net income                                     $     12,616  $     10,885
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization of property
     and equipment                                      7,071         6,794
    Amortization of intangible assets                     729           724
    Accretion of closure and post-closure
     obligations                                          613           670
    Unrealized foreign currency loss (gain)             2,400          (250)
    Deferred income taxes                              (1,665)       (1,218)
    Stock-based compensation expense                      363           383
    Unrecognized tax benefits                               7             7
    Net (gain) loss on sale of property and
     equipment                                             10           (20)
    Changes in assets and liabilities:
      Receivables, net                                   (682)          839
      Income tax receivable                              (787)          191
      Other assets                                       (563)         (390)
      Accounts payable and accrued liabilities         (1,583)       (3,699)
      Deferred revenue                                  1,594           412
      Accrued salaries and benefits                    (2,386)         (307)
      Income tax payable                                  582           761
      Closure and post-closure obligations               (621)         (186)
                                                 ------------  ------------
        Net cash provided by operating
         activities                                    17,698        15,596

Cash Flows From Investing Activities:
    Purchases of property and equipment               (12,530)       (5,743)
    Proceeds from sale of property and equipment           52           169
    Business acquisition, net of cash acquired              -       (11,228)
    Restricted cash                                         -             5
                                                 ------------  ------------
        Net cash used in investing activities         (12,478)      (16,797)

Cash Flows From Financing Activities:
    Payments on reducing revolving line of
     credit                                           (10,000)      (12,500)
    Proceeds from reducing revolving line of
     credit                                             8,000        22,000
    Dividends paid                                     (3,314)       (6,565)
    Proceeds from stock option exercises                2,110             -
    Deferred financing costs paid                        (185)            -
    Other                                                 261          (258)
                                                 ------------  ------------
        Net cash (used in) provided by financing
         activities                                    (3,128)        2,677

Effect of foreign exchange rate changes on cash          (230)          140

Increase in cash and cash equivalents                   1,862         1,616

Cash and cash equivalents at beginning of year          2,120         4,289
                                                 ------------  ------------

Cash and cash equivalents at end of year         $      3,982  $      5,905
                                                 ============  ============

EXHIBIT A

Non-GAAP Results and Reconciliation

US Ecology reports adjusted EBITDA and adjusted earnings per diluted share results, which are non-GAAP financial measures, as a complement to results provided in accordance with generally accepted accounting principles in the United States (GAAP) and believes that such information provides analysts, shareholders, and other users information to better understand the Company's operating performance. Because adjusted EBITDA and adjusted earnings per diluted share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations they may not be comparable to similar measures used by other companies. Items excluded from adjusted EBITDA and adjusted earnings per diluted share are significant components in understanding and assessing financial performance.

Adjusted EBITDA and adjusted earnings per diluted share should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Adjusted EBITDA and adjusted earnings per diluted share have limitations as analytical tools and should not be considered in isolation or a substitute for analyzing our results as reported under GAAP. Some of the limitations are:

  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
  Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; and
  although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income before interest expense, interest income, income tax expense, depreciation, amortization, stock based compensation, accretion of closure and post-closure liabilities, foreign currency gain/loss and other income/expense, which are not considered part of usual business operations. The following reconciliation itemizes the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2013 and 2012:

                                  Three Months Ended     Six Months Ended
(in thousands)                         June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Net Income                       $   7,210  $   6,362  $  12,616  $  10,885
  Income tax expense                 3,880      3,999      7,073      6,899
  Interest expense                     222        204        443        428
  Interest income                       (2)        (4)        (7)        (9)
  Foreign currency (gain)/loss       1,193        921      2,131       (170)
  Other income                         (94)      (522)      (191)      (602)
  Depreciation and amortization
   of plant and equipment            3,632      3,571      7,071      6,794
  Amortization of intangibles          362        374        729        724
  Stock-based compensation             218        180        363        383
  Accretion and non-cash
   adjustments of closure &
   post-closure liabilities            306        335        613        670
                                 ---------  ---------  ---------  ---------
Adjusted EBITDA                  $  16,927  $  15,420  $  30,841  $  26,002
                                 =========  =========  =========  =========

EXHIBIT A

Non-GAAP Results and Reconciliation, continued

Adjusted Earnings Per Diluted Share
The Company defines adjusted earnings per diluted share as net income plus the after tax impact of non-cash, non-operational foreign currency gains or losses ("Foreign Currency Gain/Loss") plus the after tax impact of business development cost divided by the diluted shares used in the earnings per share calculation. The Foreign Currency Gain/Loss excluded from the earnings per diluted share calculation are related to intercompany loans between our Canadian subsidiary and the U.S. parent which have been established as part of our tax and treasury management strategy. These intercompany loans are payable in CAD requiring us to revalue the outstanding loan balance through our consolidated income statement based on the CAD/USD currency movements from period to period. We believe excluding the currency movements for these intercompany financial instruments provides meaningful information to investors regarding the operational and financial performance of the Company.

Business development costs relate to expenses incurred to evaluate businesses for potential acquisition or costs related to closing and integrating successfully acquired businesses. Business development costs in 2012 include the acquisition of Dynecol, Inc. which closed on May 31, 2012 and other business development and strategic planning activities. We believe excluding these business development costs provides meaningful information to investors regarding the operational and financial performance of the Company.

The following reconciliation itemizes the differences between reported net income and earnings per diluted share to adjusted net income and adjusted earnings per diluted share for the three and six months ended June 30, 2013 and 2012:

(in thousands,
 except per
 share data)    Three Months Ended June 30,     Six Months Ended June 30,
               ----------------------------- ------------------------------
                    2013           2012           2013            2012
               -------------- -------------- -------------- ---------------

                          per            per            per             per
                        share          share          share           share
Net income /
 earnings per
 diluted share $ 7,210 $ 0.39 $ 6,362 $ 0.35 $12,616 $ 0.68 $10,885  $ 0.60

Business
 development
 costs, net of
 tax                 -      -     151   0.01       -      -     192    0.01
Non-cash
 foreign
 currency
 (gain)/loss,
 net of tax        854   0.05     599   0.03   1,449   0.08    (101)  (0.01)
               ------- ------ ------- ------ ------- ------ -------  ------

Adjusted net
 income /
 adjusted
 earnings per
 diluted share $ 8,064 $ 0.44 $ 7,112 $ 0.39 $14,065 $ 0.76 $10,976  $ 0.60
               ======= ====== ======= ====== ======= ====== =======  ======

Shares used in
 earnings per
 diluted share
 calculation    18,483         18,264         18,446         18,259
               =======        =======        =======        =======

Contact:
Alison Ziegler
Cameron Associates
(212) 554-5469
alison@cameronassoc.com
www.usecology.com